UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): May 20, 2007

HYDRON TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

New York	0-6333	13-1574215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 4400 34th Street N, Suite F,

Saint Petersburg, Florida 33714

(Address of principal executive offices)

(727) 342-5050

(Registrant’s telephone number, including area code)

Copy to:

Robert C. Brighton, Jr., Esq.

Ruden McClosky Smith Schuster & Russell, P.A.

200 East Broward Boulevard

Fort Lauderdale, FL 33301

Phone: (954) 527-2473

Fax: (954) 333-4073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement; and
Item 3.02	Unregistered Sales of Equity Securities.

On May 22, 2007, Ronald J. Saul, a director of Hydron Technologies, Inc., a New York corporation (the “Company”), lent the Company One Hundred Thousand Dollars ($100,000) (the “Loan”). The term of the Loan is six months and bears interest at the rate of ten percent (10%). Interest on the Loan is payable monthly and may be paid in cash, or at the option of the Company, in shares of common stock of the Company (“Common Stock”), valued for this purpose at the average of the high and low sale prices for a share of Common Stock averaged over the last ten days on which the Common Stock traded. In addition, in consideration of the Loan, the Company has granted Mr. Saul a common stock warrant (the “Loan Warrant”) exercisable for One Hundred Thousand (100,000 shares of Common Stock for a five-year period at an exercise price of $0.2115 per share of Common Stock. The Board of Directors of the Company approved the Loan and the Loan Warrant unanimously with Mr. Saul abstaining from the vote, and agreed to reserve sufficient shares of Common Stock in the event of the exercise of the Loan Warrant. The purpose of the Loan was to provide the Company with additional cash to remain current on its operating expenses, help reestablish credit terms with the Company’s vendors, reduce outstanding payables and purchase additional raw materials on more advantageous terms.

In addition, on May 20, 2007, the Company agreed to extend and amend certain of the terms of the loans (collectively, the “Loan Extension”) made to the Company on June 14, 2005 (collectively, the “Original Loans”) by Mr. Saul, Richard Banakus, the Chairman and a director of the Company, and Regis Synan (individually, a “Lender” and collectively, the “Lenders”) in the amounts of $50,000, $50,000 and $50,000, respectively. Under the terms of the Loan Extension, the Lenders agreed to extend the maturity date of the Original Loans from June 14, 2007 to June 14, 2008. In consideration for the Loan Extension, the Company agreed to grant each Lender a common stock warrant (the “Loan Extension Warrants”) exercisable for Seventy Five Thousand (75,000) shares of the Common Stock for a five-year period at an exercise price of $0.20 per share of Common Stock. In addition, the Lenders agreed to continue to allow the Company to pay quarterly interest in cash or in shares of Common Stock. In the case of interest paid in shares of Common Stock, the Company agreed to modify the valuation for such shares to $0.20 per share of Common Stock. The Board of Directors of the Company approved the Loan Extension and the Loan Extension Warrants unanimously with Messrs. Saul and Banakus abstaining from the vote, and agreed to reserve sufficient shares of Common Stock in the event of the exercise of the Loan Extension Warrant.

See also Item 5.02 below with respect to the grant of an option to purchase shares of Common Stock to Mr. Saul in compensation for services provided and to be provided to the Company.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On May 24, 2007, management of the Company concluded that the financial statements included in the Company’s quarterly report on Form 10-QSB for the quarter ended March 31, 2007 should be restated and that they could no longer be relied upon. In connection with work being done on the Company’s detailed financial forecasts for the second quarter and subsequent periods, management discovered an error relating to the premature recognition of a sale in the first quarter that should not have been recognized until the second quarter. The amount of the sale in question was $59,626 and reduced gross sales by such amount for the quarter ended March 31, 2007 and also reduced the Company’s gross profits by $50,682. The reversal of the sale had other financial statement impact on the Company’s financial statements for the quarter ended March 31, 2007, including without limitation, its statement of operations and balance sheet.

Management of the Company immediately advised the board of directors of the Company of the error, including the chairman of the Company’s audit committee. In addition, the Company disclosed the matter to its independent accountants on May 24, 2007, the date the error was discovered. The Company and its independent accountants concluded that it would be appropriate to file this Report and to amend the Company’s quarterly report on Form 10-QSB for the quarter ended March 31, 2007 to restate the Company’s financial statements to correct the erroneous revenue recognition.

As required by Item 4.02(c) of this Report, the Company has provided its independent accountant with a copy of its intended disclosure for its review and has requested the independent accountant to furnish to the Company as promptly as possible a letter addressed to the U.S. Securities Exchange Commission stating that the independent accountant agrees with the statements made by the Company in response to Item 4.02. Such letter is filed as Exhibit 7.1 to this Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. R. Douglas Reitz, an Executive Vice President of the Company, who had responsibilities that included oversight over production of the Company’s products, resigned on May 17, 2007. Dr. Reitz was employed by the Company pursuant to an employment agreement dated as of July 1, 2005 (the “Employment Agreement”). In connection with Mr. Reitz’s resignation, the Company has provided him with a proposed Separation Agreement (“Separation Agreement”) which, among other things, would provide Dr. Reitz with severance payments equal to his standard weekly salary as set forth in the Employment Agreement from his date of resignation to June 24, 2007 in consideration for certain releases and agreements. As of the date of this Report, Dr. Reitz has not accepted the Separation Agreement and its terms are subject to modification.

As a related matter, on May 20, 2007, the Board of Directors approved the grant to Mr. Saul of an option to purchase Two Hundred Thousand (200,000) shares of Common Stock (the “Option Grant”), with a grant date effective May 18, 2007, the last trading date for the Common Stock prior to the grant, for a five-year period at an exercise price of $0.2115 per share of Common Stock, being the average of the high and low sale prices for a share of Common Stock averaged over the last ten days on which the Common Stock traded and having such other terms as provided in the Company’s 2003 Stock Plan. The Board made the Option Grant to compensate Mr. Saul for services provided and to be provided by him in connection with the Company’s financial and treasury operations, as well as the production of its products. Mr. Saul will assume certain of Dr. Reitz’s responsibilities on an interim basis.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits

Please see the Exhibit Index following the Signature Page for the Exhibits included with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDRON TECHNOLOGIES, INC.

	BY:	/s/ DAVID POLLOCK
David Pollock Chief Executive Officer
Dated: May 25, 2007

EXHIBIT INDEX

Exhibit No.	Description of Document

7.1	Letter of Sherb & Co. LLP dated May 25, 2007 addressed to the United States Securities Exchange Commission.